UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of principal executive offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2009, Harvard Bioscience, Inc. (the “Company”) entered into an amended and restated $20 million credit facility (the “Facility”) pursuant to an Amended and Restated Revolving Credit Loan Agreement with the lenders from time to time party thereto, including Bank of America, N.A. (both in its capacity as a lender and in its capacity as agent) and Brown Brothers Harriman & Co (the “Loan Agreement”). The Loan Agreement amends and restates the Revolving Credit Loan Agreement, dated as of November 21, 2003, as amended, to among other things, extend the maturity date from December 1, 2009 to August 7, 2012 and to change the agent from Brown Brothers Harriman & Co. to Bank of America, N.A.

Borrowings under the Facility bear interest at a rate based on the London Interbank Offered Rate (LIBOR) plus a margin of 4.0%. The Company will pay a fee of 0.5% per annum on the daily unused portion of the Facility. Under the Facility, the Company is subject to certain covenants, including, but not limited to, being in compliance with covenants relating to maximum leverage, minimum debt service coverage and minimum working capital. The Facility also contains limitations on the Company’s ability to incur additional indebtedness and requires lender approval for acquisitions funded with cash, promissory notes and/or shares of the Company’s capital stock in excess of $6 million and for acquisitions funded solely with the Company’s capital stock in excess of $10 million.

If, among other things, the Company is not in compliance with these covenants, is in breach in any material respect of any representation or warranty in the Facility, defaults in any payment due under the Facility or any other indebtedness of $500,000 or more, fails to discharge within a specified time period a judgment against the Company that is reasonably likely to have a material adverse affect on the Company or ceases to be solvent or if certain other bankruptcy events occur, then the agent under the Facility may declare all of the amounts drawn on the $20 million facility immediately due and payable.

The foregoing summary is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into Items 1.01 and 2.03 of this Current Report on 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Amended and Restated Revolving Credit Loan Agreement, dated as of August 7, 2009, by and among Harvard Bioscience, Inc. and the Lenders from time to time party thereto, including Bank of America, N.A. (both in its capacity as “Lender” and in its capacity as “Agent”), and Brown Brothers Harriman & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: August 13, 2009	By:	/s/ Thomas McNaughton
Thomas McNaughton
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title
10.1	Amended and Restated Revolving Credit Loan Agreement, dated as of August 7, 2009, by and among Harvard Bioscience, Inc. and the Lenders from time to time party thereto, including Bank of America, N.A. (both in its capacity as “Lender” and in its capacity as “Agent”), and Brown Brothers Harriman & Co.